                          SHOWSCAN ENTERTAINMENT INC.
                              3939 LANDMARK STREET
                       CULVER CITY, CALIFORNIA 90232-2315





                                 August 7, 1996


William C. Soady
President, Chief Executive Officer
 and Director
Showscan Entertainment Inc.
3939 Landmark Street
Culver City, California 90232-2315


Dear Mr. Soady:

                 Showscan Entertainment Inc. (the "Corporation") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In connection with this, the Corporation's Board of Directors (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Corporation may exist and that such possibility, and that such uncertainty and questions that it may raise among management, could result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.

                 The Board has decided to reinforce and encourage the continued attention and dedication of members of the Corporation's management, including yourself, to their assigned duties without distraction arising from the possibility of a change in control of the Corporation.

                 In order to induce you to remain in its employ, the Corporation hereby agrees that after this letter agreement (this "Agreement") has been fully executed, you shall receive the severance and other benefits set forth in this Agreement. If an employment agreement between you and the Corporation also entitles you to benefits upon a change in control (as defined in such employment agreement), you shall be required to choose between the benefits upon a change in control provided by any such employment agreement and the benefits upon a Change in Control provided by this Agreement.

                 Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in Appendix A attached hereto.

William C. Soady
August 7, 1996
Page 2


                 1. Term of Agreement. This Agreement shall commence on August 7, 1996, and shall continue in effect through December 31, 1999; provided, however, that commencing on January 1, 2000, and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Corporation shall have given notice that it does not wish to extend this Agreement; provided, that if a Change in Control or Potential Change in Control, occurs during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four
(24) months beyond the month in which such Change in Control or Potential Change in Control occurred. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the term of this Agreement extend beyond the end of the calendar month in which your 65th birthday occurs.

                 2.       Change in Control and Potential Change in Control.
No benefits shall be payable hereunder until there has been a Change in Control. You agree that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control, you shall remain in the employ of the Corporation until the date of occurrence of a Change in Control, unless you terminate your employment before then for Good Reason or by reason of death, Disability or retirement, or the Corporation terminates your employment for any reason.

                 3. Termination Following Change in Control or Potential Change in Control.

                 (a) General. If any of the events constituting a Change in Control shall have occurred, you shall be entitled to the benefits provided in Section 4(b) upon the subsequent termination of your employment during the term of this Agreement, if such termination is (i) by the Corporation other than for Cause within twenty-four (24) months after a Change in Control, (ii) by you for Good Reason within twenty-four (24) months after a Change in Control, (iii) by you in the case of your voluntary termination of employment for any reason, if you continue in the employ of the Corporation for a period of six (6) months after a Change in Control (the "Transition Employment Period"), and the termination of your employment occurs within thirty (30) days immediately following the end of the Transition Employment Period, as provided in Section 3(b), or (iv) because of your death, Disability (as defined in Section 3(c)) or retirement, as long as such termination occurs within twenty-four (24) months after a Change in Control. You shall not be entitled to the benefits provided in Section 4(b) if the termination of your employment occurs more than twenty-four (24) months after a Change in Control. Furthermore, you shall not be entitled to the benefits provided in Section 4(b) if, upon termination of your employment, you fail to comply with the Corporation's standard termination procedures, including execution of a copy of the separation agreement, a form of which is attached hereto as Exhibit 1. In the event your employment with the Corporation is terminated for any reason and subsequently a Potential Change in Control or a Change in Control occurs, you shall not be entitled to any

William C. Soady
August 7, 1996
Page 3

benefits hereunder. Notwithstanding anything in this Agreement to the contrary, if your employment is terminated within one (1) year immediately prior to the Change in Control, but following a Potential Change in Control, such termination shall be deemed to have occurred on the date immediately following a Change in Control and to have been (A) by the Corporation without Cause, if your employment is terminated without Cause, or (B) by you with Good Reason, if you terminate your employment with Good Reason and the act (or failure to act) which constitutes Good Reason occurs following such Potential Change in Control, or (C) by you because of your death, Disability or retirement, if you terminate your employment because of your death, Disability or retirement and your death, Disability or retirement occurs following such Potential Change in Control.

                 (b) Voluntary Termination Within 30 Days Immediately Following the End of the Transition Employment Period. Notwithstanding any other provision in this Agreement, if you voluntarily terminate your employment for any reason, and the Date of Termination and/or Notice of Termination occurs within the first thirty (30) days immediately following the end of the Transition Employment Period, you shall be entitled to the benefits provided in
Section 4(b).

                 (c) Disability. If you are unable to perform your duties of employment for in excess of ninety (90) consecutive days or an aggregate of one hundred and twenty (120) days in any twelve (12) month period during the term of your employment as a result of a physical or mental condition, as determined in good faith by the Board of Directors, your employment may be terminated for "Disability."

                 (d) Good Reason. Your right to terminate your employment for Good Reason shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                 (e) Notice of Termination. Any purported termination of your employment by the Corporation or by you (other than termination due to death which shall terminate your employment automatically) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7.

                 4. Compensation Upon Termination or During Disability. Following a Change in Control, you shall be entitled to the benefits described below during a period of disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement. The benefits to which you are entitled, subject to the terms and conditions of this Agreement, are:

                      (a) If your employment shall be terminated by the Corporation for Cause, or by the Corporation without Cause and more than twenty-four (24) months after a

William C. Soady
August 7, 1996
Page 4

Change in Control, or by you other than for Good Reason either before, or more than thirty (30) days after, the end of the Transition Employment Period, or by you for Good Reason and more than twenty-four (24) months after a Change in Control, the Corporation shall pay you your full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Corporation at the time such payments are due, and the Corporation shall have no further obligations to you under this Agreement.

                      (b) If your employment by the Corporation shall be terminated by you for Good Reason within twenty-four (24) months after a Change in Control or by the Corporation other than for Cause within twenty-four
(24) months after a Change in Control or by you for any reason within thirty
(30) days immediately following the end of your Transition Employment Period or by you because of your death, Disability or retirement within twenty-four (24) months after a Change in Control, then you shall be entitled to the benefits provided below:

                        (i) the Corporation shall pay to you your full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, at the time specified in
         Section 4(d), plus all other amounts to which you are entitled under any compensation plan of the Corporation at the time such payments are due;

                       (ii) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to you, at the time specified in Section 4(d), a lump sum severance payment (the "Severance Payments") equal to 300% of the average of your salary with respect to the three (3) fiscal years (or your total years of employment with the Corporation, if less than three (3)) preceding the Date of Termination or immediately prior to the Change in Control, whichever is greater, and 300% of the average of the annual bonuses awarded to you pursuant to the Corporation's bonus plan for executive officers, or any successor bonus plan thereto, with respect to the three (3) fiscal years (or your total years of employment with the Corporation, if less than three (3)) preceding the Date of Termination or immediately prior to the Change in Control, whichever is greater;

                      (iii) the Corporation shall pay to you all legal fees and legal expenses incurred by you as a result of such termination (including all such reasonable legal fees and legal expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement (as set forth in Section 11 of this Agreement) or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code, to any payment or benefit provided hereunder); and

William C. Soady
August 7, 1996
Page 5


                          (iv) for a twenty-four (24) month period after the Date of Termination, the Corporation shall arrange to provide you with life, disability, accident and group health insurance benefits substantially similar to those that you were receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Section 4(b)(iv) shall be reduced to the extent comparable benefits are actually received by you during the twenty-four (24) month period following the Date of Termination, and any such benefits actually received by you shall be reported to the Corporation.

                 (c) You shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any payment received hereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code; provided, however, that any payment or benefit received or to be received by you in connection with a Change in Control or the termination of your employment (whether payable pursuant to the terms of this Agreement ("Contract Payments") or any other plan, arrangements or agreement with the Corporation or an Affiliate (collectively with the Contract Payments, the "Total Payments")) that would constitute a "parachute payment" within the meaning of Section 280G of the Code, shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by you shall exceed the net after-tax benefit received by you if no such reduction was made. For purposes of this Section 4(c), "net after-tax benefit" shall mean (i) the Total Payments which you receive or are then entitled to receive from the Corporation that would constitute "parachute payments" within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to you (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by
Section 4999 of the Code. The foregoing determination will be made by a nationally recognized accounting firm (the "Accounting Firm") selected by you and reasonably acceptable to the Corporation (which may be, but will not be required to be, the Corporation's independent auditors). You will direct the Accounting Firm to submit its determination and detailed supporting calculations to both you and the Corporation within fifteen (15) days after the Date of Termination. If the Accounting Firm determines that such reduction is required by this Section 4(c), you, in your sole and absolute discretion, may determine which Total Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Corporation shall pay such reduced amount to you. You and the Corporation will each provide the Accounting Firm access to and copies of any books, records, and documents in the possession of you or the Corporation, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section

William C. Soady
August 7, 1996
Page 6

4(c). The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this
Section 4(c) will be borne by the Corporation.

                      (d) The payments provided for in Section 4(b)(i) shall be made not later than the Date of Termination. The payments provided for in Section 4(b)(ii) shall be made not later than the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to you on such day an estimate, as determined in good faith by the Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to you, payable on the demand by the Corporation (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

                      (e) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise nor, except as provided in Section 4(b)(iv), shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amount claimed to be owed by you to the Corporation, or otherwise.

                 5. Vesting of Stock Options Upon Change in Control. Notwithstanding any other provision of this Agreement or of any stock option plan or agreement, upon the occurrence of a Change in Control, all of your stock options, if any, granted under any of the Corporation's stock option plans or agreements shall become vested and exercisable effective as of the day immediately prior to the date of the Change in Control.

                 6. Successors; Binding Agreement. (a) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to terminate your employment and receive compensation from the Corporation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason within twenty-four (24) months after a Change in Control, except that for purposes of implementing the foregoing, the day before the date on which any such succession becomes effective shall be deemed the Date of Termination. Where the context

William C. Soady
August 7, 1996
Page 7

requires, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                      (b) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

                 7. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                 8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Corporation under Section 4 shall survive the expiration of the term of this Agreement. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

                 9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

William C. Soady
August 7, 1996
Page 8

                 10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 11.      Arbitration; Dispute Resolution.

                      (a) Arbitration Procedure. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") (except as otherwise provided in this Agreement) in Los Angeles, California. The arbitral tribunal shall consist of one arbitrator. In making any decision, the arbitrator shall apply and follow the substantive law of California without reference to the conflicts of law provisions thereof. The parties to the arbitration jointly shall directly appoint such arbitrator within thirty (30) days of initiation of arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules. You and the Corporation agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. The Corporation shall pay all fees and expenses of the Arbitrator regardless of the result and shall provide all witnesses and evidence reasonably required by you to present your case. The Corporation shall pay to you all reasonable arbitration expenses and legal fees incurred by you as a result of a termination of your employment in seeking to obtain or enforce any right or benefit provided by this Agreement (whether or not you are successful in obtaining or enforcing such right or benefit). Such payments shall be made within five (5) days after your request for payment accompanied with such evidence of fees and expenses incurred as the Corporation reasonably may require.

                      (b) Compensation During Dispute. Your compensation during any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement shall be as follows:

                          (i) If a purported termination by you for Good Reason within twenty-four (24) months after a Change in Control occurs or is deemed to occur following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 7 of Appendix A and Section 11(a) of this Agreement, the Corporation shall continue to pay you the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section

William C. Soady
August 7, 1996
Page 9

         11(a). Amounts paid under this Section 11(b)(i) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. You agree to remain in the employ of the Corporation during the resolution of the dispute and to continue to provide services unless your employment is terminated earlier by death, Disability or retirement, or by action of the Corporation. If the dispute is resolved by a determination that you did not have Good Reason, this Agreement, in accordance with its terms, shall continue to apply to the circumstances of your employment by the Corporation and any termination thereof.

                          (ii) If there is a termination by the Corporation followed by a dispute as to whether you are entitled to the payments and other benefits provided under this Agreement, then, during the period of that dispute the Corporation shall pay you 100% of the amount specified in Section 4(b)(i) hereof and 50% of the amount specified in Section 4(b)(ii) hereof, and the Corporation shall provide you with the other benefits provided in Section 4(b) of this Agreement, if, but only if, you agree in writing that if the dispute is resolved against you, you shall promptly refund to the Corporation all payments you receive under Section 4(b)(ii) of this Agreement plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly. If the dispute is resolved in your favor, promptly after resolution of the dispute the Corporation shall pay you the sum that was withheld during the period of the dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

                 12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of your benefits upon a Change in Control and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto related to the subject of your benefits upon a Change in Control; and any prior agreement of the parties hereto in respect of your benefits upon a Change in Control, is hereby terminated and cancelled. Notwithstanding the foregoing, this Agreement shall not supersede any employment agreement between you and the Corporation, except that if the provisions and definitions of such an employment agreement in respect of your benefits upon a change in control (as defined in such employment agreement), if any, differ from the provisions and definitions of this Agreement in respect of your benefits upon a Change in Control, you, in your sole and absolute discretion, may choose whether the provisions and definitions of such employment agreement or this Agreement shall govern all matters relating to your benefits upon a change in control.

                 13. No Employment Right Created. Nothing in this Agreement shall confer on you any right to continue in the employ of the Corporation or shall interfere with or restrict in any way the rights of the Corporation, which are hereby expressly reserved, to

William C. Soady
August 7, 1996
Page 10

discharge you at any time for any reason whatsoever, with or without good cause, except as may be otherwise provided in any written employment agreement between you and the Corporation. This Agreement shall not constitute an agreement for employment.

                 If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter, which shall then constitute our agreement on this subject.

                                            Sincerely,

                                            SHOWSCAN ENTERTAINMENT INC.



                                            By /s/ DENNIS POPE
                                               --------------------------
                                               Name: Dennis Pope
                                               Title: Executive Vice President




Agreed to this 12th day
of August 1996.

/s/ WILLIAM C. SOADY
-------------------------

William C. Soady
August 7, 1996
Page 11

                                   APPENDIX A
                                  DEFINITIONS

                 For purposes of this Agreement, the following terms have the meanings indicated:

                 1. "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares of the Corporation then outstanding, but shall not include (i) the Corporation; (ii) any Subsidiary of the Corporation; or (iii) any employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Corporation then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Corporation then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Common Shares of the Corporation, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring Person," has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                 2. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                 3. A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                          (a) which such Person or any of such Person's Affiliates or Associates beneficially owns, within the meaning of Rule 13d-3(a) under the Exchange Act, directly or indirectly;

                          (b) which such Person or any of such Person's Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or

William C. Soady
August 7, 1996
Page 12

         understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                          (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to (and for purposes of determining the percentage of) a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person (including such Person's Affiliates and Associates but not including any other Person) would be deemed to own beneficially hereunder.

                 4. Termination by the Corporation of your employment for "Cause" shall mean termination (a) upon your willful and continued failure to substantially perform your duties with the Corporation (other than any such failure resulting from your incapacity due to physical or mental illness) or any such actual or anticipated failure after your issuance of a Notice of Termination, after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, (b) upon your willful participation in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise, or (c) upon your conviction of a felony involving moral turpitude after all appeals are final. For purposes of this definition, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you in bad faith.

William C. Soady
August 7, 1996
Page 13

Notwithstanding the foregoing, you shall not be deemed terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the Board's good faith opinion you were guilty of conduct set forth above in this definition and specifying the particulars thereof in reasonable detail.

                 5.       A "Change in Control" shall be deemed to occur if:

                          (a)  any Person shall have become an Acquiring
         Person;

                          (b) any Person is or becomes the Beneficial Owner, directly or indirectly, of Common Shares of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding Common Shares;

                          (c) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Sections (a), (b), (d) or (e) of this definition) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

                          (d) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation (or other entity), other than a merger or consolidation which would result in the Common Shares of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Common Shares of the surviving entity) more than 66- 2/3% of the combined voting power of the Common Shares of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Corporation's then outstanding Common Shares shall not constitute a Change in Control; or

William C. Soady
August 7, 1996
Page 14

                          (e) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

                 6. "Common Shares" when used with reference to the Corporation shall mean the shares of common stock, par value $.001 per share, of the Corporation; and in addition shall include all Common Shares issuable upon exercise or conversion of outstanding Common Share Equivalents, which Common Shares are deemed to be "outstanding" and the holder of which shall be deemed to be a "record holder" of such Common Shares for purposes of this Agreement. "Common Share Equivalents" shall mean all outstanding shares of Series C Preferred Stock of the Corporation and of 8% Convertible Notes Due September 1, 1999, and such other classes or series of capital stock and/or debt of the Corporation as the Board of Directors of the Corporation shall expressly designate as Common Share Equivalents within the meaning of this Agreement. "Common Shares" when used to refer to shares issued by any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

                 7. "Date of Termination" shall mean (a) if your employment is terminated due to your death, the date of your death; (b) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30)-day period), and
(c) if your employment is terminated for Cause or Good Reason or for any other reason (other than death or Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason or a voluntary termination shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given). Except for cases of voluntary termination, notwithstanding anything to the contrary contained in this definition, if within fifteen (15) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or as set forth in Section 11 of the Agreement; provided, however, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

                 8. "Good Reason" shall mean, without your express written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of Sections (a), (e), (f), (g) or
(h) of this definition, such circumstances are fully

William C. Soady
August 7, 1996
Page 15

corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                          (a)     the assignment to you of any duties
         inconsistent with the position in the Corporation that you held immediately prior to the Change in Control, or a significant adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control, or a significant adverse alteration in the level or authority of your position in the overall corporate structure from that in effect immediately prior to such Change in Control;

                          (b) the Corporation's reduction of your annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Corporation and all management personnel of any Person in control of the Corporation;

                          (c) the relocation of the Corporation's offices at which you are principally employed immediately prior to the date of the Change in Control to a location that is more than fifteen (15) miles further from your primary residence on the date of the Change in Control than the location of the Corporation's offices at which you are principally employed immediately prior to the date of the Change in Control, or the Corporation's requiring you to be based anywhere other than the Corporation's offices at such location except for required travel on the Corporation's business to an extent substantially consistent with your present business travel obligations;

                          (d) the Corporation's failure to pay to you any portion of your current compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Corporation within seven (7) days of the date such compensation is due;

                          (e) the Corporation's failure to continue in effect any material compensation or benefit plan in which you participate immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the Corporation's failure to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control;

William C. Soady
August 7, 1996
Page 16

                          (f) the Corporation's failure to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Corporation's life insurance, medical, health and accident, or disability plans in which you were participating at the time of the Change in Control, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits, or the failure by the Corporation to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change in Control;

                          (g) the Corporation's failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 of the Agreement; or

                          (h) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 9 of this Appendix (and, if applicable, the requirements of termination for Cause), which purported termination shall not be effective for purposes of this Agreement.

                 9. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                 10. "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                 11. A "Potential Change in Control" shall be deemed to occur if:

                          (a) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                          (b) any Person (including the Corporation) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                          (c) any Person who, on the effective date of this Agreement, is not a Beneficial Owner directly or indirectly of Common Shares of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding Common Shares, becomes, at any time after the effective date of this Agreement, the Beneficial Owner directly or indirectly, of Common Shares of the

William C. Soady
August 7, 1996
Page 17

         Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding Common Shares;

                          (d) any Person who, on the effective date of this Agreement, is a Beneficial Owner directly or indirectly of Common Shares of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding Common Shares, increases such Person's beneficial ownership of such Common Shares, at any time after the effective date of this Agreement, by 5% or more over the percentage so owned by such Person on the date hereof; or

                          (e) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                 12. "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, at the time of determination, directly or indirectly, by such Person.